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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT


       We consent to the incorporation by reference in Registration Statement No. 033-52761 of Buckeye Partners, L.P. on Form S-8 and in Registration Statement No. 333-82241 of Buckeye Partners, L.P. on Form S-3 of our report dated February 15, 2002, appearing in this Annual Report on Form 10-K of Buckeye Partners, L.P. for the year ended December 31, 2001.


DELOITTE & TOUCHE LLP


Philadelphia, Pennsylvania
March 26, 2002